[PARKER CHAPIN LLP LETTERHEAD]



                                                              November 17, 2000



Ion Networks, Inc.
1551 South Washington Avenue
Piscataway, New Jersey 08854


                             RE: ION NETWORKS, INC.
                                -------------------

Gentlemen:

                  We have acted as counsel to Ion Networks, Inc. (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") relating to the offering of up to 400,000 shares of common stock, par value $.001 per share (the "Common Stock"), to a former director and executive officer of the Company upon the exercise of options which have been granted by the Company under a certain Amended and Restated Stock Option Agreement (the "Agreement"), and such additional indeterminate number of shares of Common Stock as may be issued under the anti-dilution provisions of the Agreement.

                  In rendering the opinions expressed below, we have examined the Certificate of Incorporation of the Company, as amended, the By-laws of the Company and minutes of the corporate proceedings of the Company relating to the Agreement. In addition, we have examined and relied upon such other matters of law, certificates and examinations of public officials as we have deemed relevant to the rendering of this opinion. In all of our examinations, we have assumed the accuracy of all information furnished to us, the genuineness of all documents, the conformity to originals of all documents submitted to us as certified, conformed, facsimile or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

                  Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

                  Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock to be issued pursuant to the exercise of the options granted under the Agreement will be, when issued pursuant to the provisions of the Agreement, validly issued, fully-paid and non-assessable.

                  We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act"), the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                                                       Very truly yours,



                                                       /s/ Parker Chapin LLP
                                                       -------------------------
                                                       PARKER CHAPIN LLP